Exhibit (j)
                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 45 to the registration statement on Form N-1A ("Registration Statement") of our report dated September 12, 2000, relating to the financial statements and financial highlights which appears in the July 31, 2000 Annual Report to Shareholders of Scudder Large Company Value Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Administrative Fee" and "Independent Accountants and Reports to Shareholders" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
December 27, 2000